Exhibit 1.01

Fortune Brands Innovations, Inc.

Conflict Minerals Report

Year Ended December 31, 2022

Summary

Fortune Brands Innovations, Inc. (“Fortune Brands” the “Company”, “we”, “us”, or “our”) determined that tin, tantalum, tungsten and/or gold (the “Conflict Minerals”) were necessary for the production or functionality of products manufactured or contracted for manufacture by Fortune Brands in calendar year 2022 and is therefore subject to reporting under Section 1502(b) of the Dodd Frank Act, and Rule 13p-1 under the Securities Exchange Act of 1934. After conducting a reasonable country of origin inquiry (“RCOI”) regarding the applicable Conflict Minerals, Fortune Brands had reason to believe that some of the Conflict Minerals may have originated in the Democratic Republic of the Congo or an adjoining country (together, the “Conflict Region”) and therefore was subject to the exercise of due diligence as described in this Conflict Minerals Report (“Report”), which is presented to comply with Rule 13p-1 of the Securities Exchange Act of 1934.

1. Company Overview.

We are a leading home, security and commercial building products company that competes in attractive long-term growth markets in our product categories.

Historically, Fortune Brands operated a Cabinets business segment that manufactured and sold cabinets and vanities for the kitchen, bath and other parts of the home. On December 14, 2022, the Company completed the separation of its Cabinets business, MasterBrand, Inc., (“MasterBrand”) via a tax-free spin-off transaction (the "Separation"). As a result of the Separation, MasterBrand was disposed of and the Company’s three segments are: Water Innovations, Outdoors, and Security. All products manufactured or contracted for manufacture by Fortune Brands during 2022 (other than products made by subsidiaries acquired after May 1, 2021), including those produced for MasterBrand, are included in this report.

Fortune Brands does not directly source any Conflict Minerals that may be used in the products it manufactures or contracts to manufacture. Because of the size of the Company, the complexity of our products and the manufacturing process, and because of the constant evolution of our supply chain, we relied on our direct suppliers to provide us with information on the origin of the Conflict Minerals that are supplied to them from upstream suppliers when conducting our RCOI and our due diligence process.

2. Design of Due Diligence Process.

Fortune Brands designed its due diligence process and methodology to conform in all material respects with the framework of the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Second Edition, OECD 2013) and the supplements thereto (together, the “OECD Framework”).

3. Due Diligence Measures Undertaken.

Fortune Brands undertook the following measures as part of its Conflict Minerals due diligence:

A. Established Company Management Systems:

The Company maintained a Conflict Minerals task force headed by the Fortune Brands’ legal department and which includes representatives from each business unit. The task force continued to work with the representatives of the Company’s businesses to help determine the scope of our due diligence, and the best methods to contact, educate, and survey our suppliers.

We employed our system of supply chain traceability to identify the facilities in our supply chain that may have supplied Conflict Minerals for our 2022 products. This system included identification of suppliers of materials for the 2022 products, outreach to these suppliers, and evaluation of information received from these suppliers (as described further in Part B below). Reports on the progress of the Conflict Minerals program were made to internal company management periodically.

The Company also continued to maintain control systems which include our many standards, policies and procedures designed to provide guidelines on how to conduct business in an ethical and responsible manner and how to report grievances. Please see our Annual Report on Form 10-K for more information on these controls and our Code of Business Conduct and Ethics, Supplier Code of Conduct and other related policies, all of which can be found at www.FBIN.com.

B. Identify and Assess Risks in the Supply Chain:

Fortune Brands relied on information provided by our suppliers to assist with our due diligence efforts. Specifically, we took the following steps as part of our Conflict Minerals due diligence process:

o
Identified our direct suppliers which provided raw materials or components used in the production of those products reasonably believed to contain one or more Conflict Minerals;

o
Contacted the identified suppliers and, together with a cover letter explaining the intent and purpose of our request, sent our direct suppliers the Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “Template”);

o
Requested from those suppliers confirmation of the presence of necessary Conflict Minerals in the raw materials or components they supplied to Fortune Brands and information regarding the origin of those minerals. The Template also included questions regarding the suppliers’ conflict mineral policies, due diligence processes, engagement with their supply chains and a listing of the smelters/refiners used to process the necessary Conflict Minerals;

o
Followed-up with unresponsive suppliers to request compliance with our requests for information and documentation; and

o
Reviewed, compiled and analyzed the responses for each responding supplier.

C. Design and Implement a Strategy to Respond to Identified Risks.

Fortune Brands continued to implement a strategy for complying with the Conflict Minerals reporting requirements, which included establishing a timeline for the sending, collection and analysis of the responses to the Template we gathered as part of our due diligence process. Fortune Brands continued to use a task force to coordinate the process and the collection of data. This included identifying incomplete or internally inconsistent supplier responses, and working to obtain additional information and accurate responses. Members of internal company management received periodic reports and updates regarding the due diligence process. In addition, the business units had discussions with the Company’s legal department throughout the process.

D. Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain.

As a downstream company with no direct relationships with smelters/refiners, we did not directly engage in any third-party audits of smelters or refiners in our supply chain.

E. Report on Supply Chain Due Diligence.

A copy of this Conflict Minerals Report can be found on our website at https://ir.fbin.com/sec-filings.

4. Results of Due Diligence Process.

As part of our internal assessment, we identified our global suppliers who were potentially supplying products that contained Conflict Minerals. Each supplier was sent a cover letter, background on the Template and the Template. The vast majority of our suppliers responded. However, many of the responses were incomplete or had inconsistencies with the data reported. All of our segments had products that were subject to our due diligence efforts. For more information about our products, please refer to our Annual Report on Form 10-K for year ended 2022.

Fortune Brands was unable, after exercising the due diligence described in this Conflict Minerals Report, to determine the country of origin of some necessary Conflict Minerals in our 2022 products or whether any of the necessary Conflict Minerals may have directly or indirectly financed or benefited an armed group in the Conflict Region.

Facilities used to process necessary Conflict Minerals and country of origin

As a result of the Company’s due diligence process, 343 smelters and refiners were reported to us by our responsive direct suppliers as having potentially processed necessary Conflict Minerals contained in our 2022 products. Of these, 223 are included on the list of facilities that have been verified and found to conform to the Responsible Minerals Assurance Process (“RMAP”) assessment protocols, with another 8 facilities identified as “Active” in the RMAP. Appendix A sets forth a list of the facilities our suppliers identified, with RMAP-conformant smelters and refiners identified as “Conformant” and RMAP-active refiners identified as “Active.”

The majority of our direct suppliers provided the information on smelters and refiners at their company level (i.e., representing the smelters and refiners associated with all product offerings of the supplier that contained Conflict Minerals) and did not customize the information for Fortune Brands or the specific materials supplied to the Company. We were therefore unable to confirm that the Conflict Minerals in our 2022 products were necessarily processed by the reported smelters and refiners.

Efforts to determine the mine or location of origin

We have determined that seeking information about the smelters and refiners of Conflict Minerals in our supply chain and utilizing the tools and information developed by industry organizations to assess the due diligence practices of these entities represent the most reasonable efforts we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chains and products.

5. Steps to Improve Due Diligence Efforts in 2023.

The Company intends to continue to take the following steps to improve our Conflict Minerals due diligence process:

•
Continue to utilize internal resources and expertise to ensure uniform implementation of Company Conflict Minerals processes.

•
Continue to engage our suppliers that have not fully responded to our requests for Conflict Minerals information, ultimately seeking to obtain complete responses from all of our direct suppliers of materials containing Conflict Minerals, to determine:
o
the use of Conflict Minerals;
o
the country of origin of those Conflict Minerals;
o
the use of scrap or recycled sources of those Conflict Minerals; and
o
the source and chain of custody of those Conflict Minerals there is reason to believe may have originated in the covered countries and that were not obtained from scrap or recycled sources.

Appendix A

Metal	Facility Name	Conformant	Active
Gold	Advanced Chemical Company	X
Gold	Aida Chemical Industries Co., Ltd.	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	X
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	X
Gold	Argor-Heraeus S.A.	X
Gold	Asahi Pretec Corp.	X
Gold	Asaka Riken Co., Ltd.	X
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Aurubis AG	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X
Gold	Boliden AB	X
Gold	C. Hafner GmbH + Co. KG	X
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation	X
Gold	Cendres + Metaux S.A.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Chimet S.p.A.	X
Gold	Chugai Mining	X
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	DSC (Do Sung Corporation)	X
Gold	Dowa	X
Gold	Eco-System Recycling Co., Ltd. East Plant	X
Gold	OJSC Novosibirsk Refinery
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	LT Metal Ltd.	X
Gold	Heimerle + Meule GmbH	X
Gold	Heraeus Metals Hong Kong Ltd.	X
Gold	Heraeus Germany GmbH Co. KG	X
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	HwaSeong CJ CO., LTD.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	X
Gold	Ishifuku Metal Industry Co., Ltd.	X
Gold	Istanbul Gold Refinery	X
Gold	Japan Mint	X
Gold	Jiangxi Copper Co., Ltd.	X
Gold	Asahi Refining USA Inc.	X
Gold	Asahi Refining Canada Ltd.	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed

Metal	Facility Name	Conformant	Active
Gold	JX Nippon Mining & Metals Co., Ltd.	X
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc	X
Gold	Kennecott Utah Copper LLC	X
Gold	Kojima Chemicals Co., Ltd.	X
Gold	Kyrgyzaltyn JSC
Gold	L'azurde Company For Jewelry
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.	X
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Materion	X
Gold	Matsuda Sangyo Co., Ltd.	X
Gold	Metalor Technologies (Suzhou) Ltd.	X
Gold	Metalor Technologies (Hong Kong) Ltd.	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	X
Gold	Metalor Technologies S.A.	X
Gold	Metalor USA Refining Corporation	X
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	X
Gold	Mitsubishi Materials Corporation	X
Gold	Mitsui Mining and Smelting Co., Ltd.	X
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	X
Gold	Navoi Mining and Metallurgical Combinat	X
Gold	Nihon Material Co., Ltd.	X
Gold	Ohura Precious Metal Industry Co., Ltd.	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	PAMP S.A.	X
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk	X
Gold	PX Precinox S.A.	X
Gold	Rand Refinery (Pty) Ltd.	X
Gold	Royal Canadian Mint	X
Gold	Sabin Metal Corp.
Gold	Samduck Precious Metals
Gold	Samwon Metals Corp.
Gold	SEMPSA Joyeria Plateria S.A.	X
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.	X
Gold	Sumitomo Metal Mining Co., Ltd.	X

Metal	Facility Name	Conformant	Active
Gold	Super Dragon Technology Co., Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.	X
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Shandong Gold Smelting Co., Ltd.	X
Gold	Tokuriki Honten Co., Ltd.	X
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Torecom	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	X
Gold	United Precious Metal Refining, Inc.	X
Gold	Valcambi S.A.	X
Gold	Western Australian Mint (T/a The Perth Mint)	X
Gold	Yamakin Co., Ltd.	X
Gold	Yokohama Metal Co., Ltd.	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	X
Gold	Morris and Watson
Gold	SAFINA A.S.	X
Gold	Guangdong Jinding Gold Limited
Gold	Umicore Precious Metals Thailand
Gold	Geib Refining Corporation	X
Gold	MMTC-PAMP India Pvt., Ltd.	X
Gold	KGHM Polska Miedz Spolka Akcyjna	X
Gold	Fidelity Printers and Refiners Ltd.
Gold	Singway Technology Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC	X
Gold	Emirates Gold DMCC	X
Gold	International Precious Metal Refiners
Gold	Kaloti Precious Metals
Gold	Sudan Gold Refinery
Gold	T.C.A S.p.A	X
Gold	REMONDIS PMR B.V.	X
Gold	Fujairah Gold FZC
Gold	Industrial Refining Company
Gold	Shirpur Gold Refinery Ltd.
Gold	Korea Zinc Co., Ltd.	X
Gold	Marsam Metals
Gold	TOO Tau-Ken-Altyn	X
Gold	Abington Reldan Metals, LLC	X
Gold	Shenzhen CuiLu Gold Co., Ltd.
Gold	SAAMP	X
Gold	L'Orfebre S.A.	X
Gold	8853 S.p.A.

Metal	Facility Name	Conformant	Active
Gold	Italpreziosi	X
Gold	WIELAND Edelmetalle GmbH	X
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	X
Gold	AU Traders and Refiners
Gold	GCC Gujrat Gold Centre Pvt. Ltd.		X
Gold	Sai Refinery
Gold	Modeltech Sdn Bhd
Gold	Bangalore Refinery	X
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	Pease & Curren
Gold	JALAN & Company
Gold	SungEel HiMetal Co., Ltd.	X
Gold	Planta Recuperadora de Metales SpA	X
Gold	ABC Refinery Pty Ltd.
Gold	Safimet S.p.A
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	African Gold Refinery
Gold	Gold Coast Refinery
Gold	NH Recytech Company	X
Gold	QG Refining, LLC
Gold	Dijllah Gold Refinery FZC
Gold	CGR Metalloys Pvt Ltd.
Gold	Sovereign Metals
Gold	C.I Metales Procesados Industriales SAS		X
Gold	Eco-System Recycling Co., Ltd. North Plant	X
Gold	Eco-System Recycling Co., Ltd. West Plant	X
Gold	Augmont Enterprises Private Limited		X
Gold	Kundan Care Products Ltd.
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	K.A. Rasmussen
Gold	Alexy Metals		X
Gold	Sancus ZFS (L’Orfebre, SA)	X
Gold	Sellem Industries Ltd.
Gold	MD Overseas
Gold	Metallix Refining Inc.
Gold	Metal Concentrators SA (Pty) Ltd.	X
Gold	WEEEREFINING		X
Gold	Value Trading
Gold	Gold by Gold Colombia	X
Gold	Dongwu Gold Group

Metal	Facility Name	Conformant	Active
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	F&X Electro-Materials Ltd.	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	X
Tantalum	Jiujiang Tanbre Co., Ltd.	X
Tantalum	LSM Brasil S.A.	X
Tantalum	Metallurgical Products India Pvt., Ltd.	X
Tantalum	Mineracao Taboca S.A.	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	X
Tantalum	NPM Silmet AS	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	X
Tantalum	QuantumClean	X
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	X
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemical Co., Ltd.	X
Tantalum	Telex Metals	X
Tantalum	Ulba Metallurgical Plant JSC	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	X
Tantalum	D Block Metals, LLC	X
Tantalum	FIR Metals & Resource Ltd.	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	X
Tantalum	KEMET Blue Metals	X
Tantalum	H.C. Starck Co., Ltd.	X
Tantalum	H.C. Starck Tantalum and Niobium GmbH	X
Tantalum	H.C. Starck Hermsdorf GmbH	X
Tantalum	H.C. Starck Inc.	X
Tantalum	H.C. Starck Ltd.	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	X
Tantalum	Global Advanced Metals Boyertown	X
Tantalum	Global Advanced Metals Aizu	X
Tantalum	Resind Industria e Comercio Ltda.	X
Tantalum	Jiangxi Tuohong New Raw Material	X
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.	X
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	X
Tin	Cookson (Alpha Metals Taiwan)	X
Tin	PT Aries Kencana Sejahtera	X
Tin	PT Premium Tin Indonesia	X
Tin	Dowa	X
Tin	EM Vinto	X
Tin	Estanho de Rondonia S.A.	X
Tin	Fenix Metals	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	X

Metal	Facility Name	Conformant	Active
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	China Tin Group Co., Ltd.	X
Tin	Malaysia Smelting Corporation (MSC)	X
Tin	Metallic Resources, Inc.	X
Tin	Mineracao Taboca S.A.	X
Tin	Minsur	X
Tin	Mitsubishi Materials Corporation	X
Tin	Jiangxi New Nanshan Technology Ltd.	X
Tin	Novosibirsk Processing Plant Ltd.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	X
Tin	Operaciones Metalurgicas S.A.	X
Tin	PT Artha Cipta Langgeng	X
Tin	PT Babel Inti Perkasa	X
Tin	PT Babel Surya Alam Lestari	X
Tin	PT Belitung Industri Sejahtera		X
Tin	PT Bukit Timah	X
Tin	PT Mitra Stania Prima	X
Tin	PT Panca Mega Persada
Tin	PT Prima Timah Utama	X
Tin	PT Refined Bangka Tin	X
Tin	PT Sariwiguna Binasentosa	X
Tin	PT Stanindo Inti Perkasa	X
Tin	PT Timah Tbk Kundur	X
Tin	PT Timah Tbk Mentok	X
Tin	PT Timah Nusantara		X
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama	X
Tin	Rui Da Hung	X
Tin	Soft Metais Ltda.
Tin	Thaisarco	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	VQB Mineral and Trading Group JSC
Tin	White Solder Metalurgia e Mineracao Ltda.	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	X
Tin	Yunnan Tin Company Limited	X
Tin	CV Venus Inti Perkasa	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	X
Tin	PT Tirus Putra Mandiri
Tin	Melt Metais e Ligas S.A.
Tin	PT ATD Makmur Mandiri Jaya	X
Tin	O.M. Manufacturing Philippines, Inc.	X
Tin	CV Ayi Jaya	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company

Metal	Facility Name	Conformant	Active
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	CV Tiga Sekawan	X
Tin	PT Cipta Persada Mulia	X
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Resind Industria e Comercio Ltda.	X
Tin	Super Ligas		X
Tin	Metallo Belgium N.V.	X
Tin	Metallo Spain S.L.U.	X
Tin	PT Sukses Inti Makmur	X
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	X
Tin	PT Menara Cipta Mulia	X
Tin	Modeltech Sdn Bhd
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	X
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	X
Tin	PT Bangka Serumpun	X
Tin	Pongpipat Company Limited
Tin	Tin Technology & Refining	X
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Ma'anshan Weitai Tin Co., Ltd.	X
Tin	PT Masbro Alam Stania
Tin	PT Rajawali Rimba Perkasa	X
Tin	Luna Smelter, Ltd.	X
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	PT Mitra Sukses Globalindo	X
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	X
Tin	CRM Synergies	X
Tin	Fabrica Auricchio Industria e Comercio Ltda.	X
Tin	PT Putera Sarana Shakti (PT PSS)	X
Tungsten	A.L.M.T. Corp.	X
Tungsten	Kennametal Huntsville	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	X
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	X
Tungsten	Kennametal Fallon	X
Tungsten	Wolfram Bergbau und Hutten AG	X
Tungsten	Xiamen Tungsten Co., Ltd.	X

Metal	Facility Name	Conformant	Active
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	X
Tungsten	H.C. Starck Tungsten GmbH	X
Tungsten	TANIOBIS Smelting GmbH & Co. KG	X
Tungsten	Masan Tungsten Chemical LLC (MTC)	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	X
Tungsten	Niagara Refining LLC	X
Tungsten	China Molybdenum Co., Ltd.	X
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	X
Tungsten	Hydrometallurg, JSC
Tungsten	Unecha Refractory metals plant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	X
Tungsten	ACL Metais Eireli
Tungsten	Moliren Ltd.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	X
Tungsten	Lianyou Metals Co., Ltd.	X
Tungsten	JSC "Kirovgrad Hard Alloys Plant"
Tungsten	NPP Tyazhmetprom LLC
Tungsten	GEM Co., Ltd.	X
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	Cronimet Brasil Ltda	X
Tungsten	Artek LLC
Tungsten	Fujian Xinlu Tungsten	X
Tungsten	OOO “Technolom” 2
Tungsten	OOO “Technolom” 1
Tungsten	LLC Volstok